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                                                                    Exhibit 99.1

                                 REVOCABLE PROXY

                         BENCHMARK FEDERAL SAVINGS BANK
                         SPECIAL MEETING OF SHAREHOLDERS

                                 ______ __, 1999

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
              BOARD OF DIRECTORS OF BENCHMARK FEDERAL SAVINGS BANK

         The undersigned shareholder of BenchMark Federal Savings Bank ("BenchMark") hereby nominates, constitutes and appoints ___________________, , and _______________, acting singly in the absence of the others, or by majority if more than one is present, as proxy or proxies for the undersigned, each with full power of substitution and resubstitution, to vote all of the shares of common stock of BenchMark that the undersigned is entitled to vote at the Special Meeting of the Shareholders of BenchMark to be held at __________, Cincinnati, Ohio, on ______________, 1999, at ___:___ __.m., and at any
adjournments thereof (the "Special Meeting"), on the following proposal which is described in the accompanying Proxy Statement:

              The approval and adoption of the Agreement and Plan of Reorganization dated December 4, 1998, by and amony Winton Financial Corporation ("Winton Financial"), The Winton Savings and Loan Co. ("Winton Savings and Loan") and BenchMark, pursuant to which, upon the satisfaction or the waiver of certain conditions,
              (a) BenchMark will merge with and into Winton Savings and Loan, and (b) each outstanding share of common stock of BenchMark will be converted into the right to receive 3.35 shares of common stock of Winton Financial.


                   FOR                   AGAINST                    ABSTAIN

         THE BOARD OF DIRECTORS OF BENCHMARK UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL.

         PLEASE SIGN AND DATE THIS REVOCABLE PROXY ON THE REVERSE SIDE.

UNLESS THIS PROXY IS REVOKED, THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE PROPOSAL.



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         All Proxies previously given by the undersigned are hereby revoked.
Receipt of the Notice of the Special Meeting of Shareholders of BenchMark and of the accompanying Proxy Statement is hereby acknowledged.

         Please sign exactly as your name appears on your Stock Certificate(s). Executors, Administrators, Trustees, Guardians, Attorneys and Agents should give their full titles. If shares are held jointly, each shareholder named should sign.


----------------------------                ------------------------------
Signature                                   Signature


----------------------------                ------------------------------
Print or Type Name                          Print or Type Name


Dated: _____________________                Dated: _______________________


TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO VOTE, SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PAID ENVELOPE ENCLOSED FOR THAT PURPOSE. FAILURE TO VOTE OR AN ABSTENTION WILL, IN EFFECT, BE A VOTE AGAINST THE PROPOSAL. EVEN IF YOU HAVE GIVEN YOUR PROXY, THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY (1) FILING WITH BENCHMARK WRITTEN NOTICE OF REVOCATION, (2) EXECUTING AND RETURNING A LATER-DATED PROXY OR (3) ATTENDING THE SPECIAL MEETING AND GIVING NOTICE OF REVOCATION IN PERSON.